UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	38-3922937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 21st Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: __________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Preferred Shares

Common Shares

(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

The information required by this Item 1 is incorporated by reference to the information set forth under the captions "Description of Securities,” "Dividend and Distribution Policy," and "Market for Common Equity and Related Stockholder Matters" in the offering circular forming a part of the registrant's Offering Statement on Form 1-A (File No. 024-11064), as originally filed with the Securities and Exchange Commission on August 23, 2019 and amendments thereto (the "Offering Statement”). For a description of the anti-takeover provisions that could render a change in control of the registrant more difficult, reference is made to "Description of Securities – Anti-Takeover Provisions” in the Offering Statement.

Item 2. Exhibits.

3.1	Certificate of Formation of 1847 Holdings LLC (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 filed on February 7, 2014)

3.2

Second Amended and Restated Operating Agreement of 1847 Holdings LLC, dated January 19, 2018 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on January 22, 2018)

4.1	Specimen certificate evidencing a common share of 1847 Holdings LLC (incorporated by reference to Exhibit 4.1 to the registrant’s Amendment No. 2 to Form S-1 filed on January 23, 2018)

4.2	Form of Share Designation of Series A Preferred Shares (incorporated by reference to Exhibit 2.3 to the registrant’s Amended Offering Statement on Form 1-A/A filed on October 8, 2019)

10.1

Management Services Agreement, dated April 15, 2013, between 1847 Holdings LLC and 1847 Partners LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-1/A filed on March 14, 2014)

10.2

Amendment No. 1 to Management Services Agreement, dated September 15, 2013, between 1847 Holdings LLC and 1847 Partners LLC (incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1 filed on February 7, 2014)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

1847 HOLDINGS LLC

Date: December 5, 2019	By:	/s/ Ellery W. Roberts
Ellery W. Roberts
Chief Executive Officer

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